Exhibit 99.1

NINTH AMENDMENT TO SECOND AMENDED AND RESTATED
SENIOR REVOLVING CREDIT AGREEMENT

This NINTH AMENDMENT TO SECOND AMENDED AND RESTATED SENIOR REVOLVING CREDIT AGREEMENT (this “Amendment”) is made as of August 31, 2005, by and among ENESCO GROUP, INC., an Illinois corporation (the “Borrower”), the Borrowing Subsidiaries that may from time to time become a party to the Second Amended and Restated Senior Revolving Credit Agreement, the Guarantors, the Lenders, and BANK OF AMERICA, N.A. (successor by merger to Fleet National Bank), a national banking association, as Agent.

RECITALS

The Borrower, the Borrowing Subsidiaries, the Lenders and the Agent are parties to a certain Second Amended and Restated Senior Revolving Credit Agreement dated as of June 16, 2003, as amended by a First Amendment dated as of March 5, 2004; a Second Amendment dated as of August 10, 2004; a Third Amendment dated as of November 2, 2004; a Fourth Amendment dated as of November 22, 2004; a Fifth Amendment dated as of January 28, 2005, as amended by a letter agreement dated as of February 7, 2005; a Sixth Amendment dated as of March 29, 2005; a Seventh Amendment dated as of May 16, 2005; and an Eighth Amendment dated as of July 7, 2005, as amended by a letter agreement dated as of July 28, 2005 (as the same may be further amended or restated from time to time, collectively, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit facilities available to the Borrower and the Borrowing Subsidiaries including those evidenced by the Notes executed and delivered pursuant to the Credit Agreement. The parties hereto have agreed to further modify the Credit Agreement as set forth herein. All capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Upon satisfaction in full, on or prior to August 31, 2005 (i.e. not later than midnight, New York time, on August 31, 2005), of the conditions precedent set forth in Section 2 below, the Credit Agreement is amended as follows:

(a) The following definitions are added in alphabetical order to (or, with respect to terms that were previously defined in the Credit Agreement, amended and restated in their entirety in alphabetical order in) ARTICLE I:

“Borrowing Capacity” means the lesser of:

(x) the Maximum Borrowing Amount, and

(y) the sum of (i) eighty-five percent (85%) of Accounts Receivable of the Borrower, Gregg, the Canadian Subsidiary, the Hong Kong Subsidiary and the U.K. Credit Parties which are not Ineligible Accounts, provided that not more than $12,000,000 will be included in the Borrowing Capacity pursuant to this clause (y) with respect to Accounts Receivable of the Canadian Subsidiary, (ii) the lesser of (A) thirty-three percent (33%) of the Eligible Inventory of the Borrower, Gregg, the Canadian Subsidiary and the U.K. Credit Parties, and (B) $12,500,000, provided that not more than $29,000,000 will be included in the Borrowing Capacity with respect to United Kingdom inventory and accounts receivable in the aggregate, and (iii) during such time as the Borrower continues to own the real estate owned by the Borrower on the Ninth Amendment Date and located in Itasca, Illinois seventy percent (70%) of the appraised fair market value of such real estate, such appraised fair market value to be determined by the Agent based on an appraisal (or, if updated by the Agent in its sole discretion from time to time, the most recent appraisal) in form and substance, and by an appraiser, acceptable to the Agent in its sole discretion, minus (iv) the amount of reserves in respect of Canada Preferential Indebtedness, Hong Kong Preferential Indebtedness, U.K. Preferential Indebtedness and any Unpaid Supplier Reserve (which shall, until a subsequent calculation is made hereunder, be deemed to be that amount which appears on the first Borrowing Base Certificate delivered on or after the Ninth Amendment Date (which amount is $1,234,867 and relates entirely to U.K. Preferential Indebtedness) and then, to the extent the Agent determines (which determination may occur from time to time) in its discretion (such discretion to be exercised in its reasonable business judgment) as a result of conducting a commercial finance examination or otherwise that a different amount more accurately reflects the amount of Canada Preferential Indebtedness, Hong Kong Preferential Indebtedness, U.K. Preferential Indebtedness or Unpaid Supplier Reserve as of such date of determination (such amount to remain at zero in respect of Hong Kong Preferential Indebtedness so long as the Agent’s lien on Hong Kong accounts receivable and on each Hong Kong Controlled Account remains a fixed charge), reserves shall thereafter be deemed to be such different amount).

“Commitment” means the obligations of each Lender, subject to Borrowing Capacity, to make Advances not exceeding the aggregate principal amount (or, with respect to Letters of Credit and Bankers’ Acceptances, face amount) outstanding at any time as set forth below, or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof:

Between Ninth Amendment Date and January 1, 2006:

Bank of America, N.A.	LaSalle Bank National Association

$40,800,000 Loans $4,200,000 L/C and B/A Facility	$27,200,000 Loans $2,800,000 L/C and B/A Facility

“Credit Parties” means the Borrower and the Guarantors, including Enesco International Ltd., Gregg, the Canadian Subsidiary, the Hong Kong Subsidiary and the U.K. Credit Parties.

“EBITDA” means, for any measurement period, (a) the Consolidated Net Income for such period, plus (b) to the extent deducted in calculating Consolidated Net Income, without duplication (i) income taxes accrued during such period, (ii) Consolidated Interest Expense during such period, (iii) Consolidated Depreciation during such period, and (iv) Consolidated Amortization during such period.

“Hong Kong Control Agreement” means with respect to any Hong Kong Controlled Account, an agreement in accordance with Section 6.28, in form and substance reasonably satisfactory to the Agent, executed and delivered by the Hong Kong Subsidiary, the depository institution at which such Hong Kong Controlled Account is maintained and the Agent.

“Hong Kong Controlled Account” has the meaning assigned to such term in Section 6.28 hereof.

“Hong Kong Preferential Indebtedness” means (a) Indebtedness of the Hong Kong Subsidiary which would, pursuant to section 265 of the Hong Kong Companies Ordinance (Cap 32) or the provisions of any other law relating to liquidation, bankruptcy, insolvency or creditors’ rights generally, be paid in priority or preference to other Indebtedness in a winding up, dissolution, administration, insolvency or other similar process of law in any jurisdiction, and (b) the amount past due and owing by the Hong Kong Subisidiary, or the accrued amount for which any such Person has an obligation to remit to a governmental authority or other Person pursuant to any applicable law, rule or regulation, in respect of any amount in respect of which any governmental authority or other Person may claim a security interest or other claim ranking or capable of ranking in priority to one or more of the Liens granted in the Loan Documents.

“Hong Kong Subsidiary” means Enesco International (H.K.) Limited, a Hong Kong corporation.

“Maximum Borrowing Amount” means (a) between the Ninth Amendment Date and January 1, 2006, $68,000,000 for Loans (excluding Letters of Credit and Bankers’ Acceptances) and $7,000,000 for Letters of Credit and Bankers’ Acceptances.

“Ninth Amendment Date” means the date that the Ninth Amendment to this Agreement takes effect.

“U.K. Control Agreement” means with respect to any U.K. Controlled Account, an agreement in accordance with Section 6.30, in form and substance reasonably satisfactory to the Agent, executed and delivered by the U.K. Credit Parties, the depository institution at which such U.K. Credit Parties Controlled Account is maintained and the Agent.

“U.K. Controlled Account” has the meaning assigned to such term in Section 6.30 hereof.

“U.K. Credit Parties” means Enesco Holdings Limited, Enesco Limited and Bilston & Battersea Enamels PLC, corporations organized under the laws of England.

“U.K. Exception Customers” means (i) any customer of the U.K. Credit Parties, which customer is located in Austria, Switzerland, Germany, Luxembourg, the Netherlands or Sweden, (ii) collectors in the collectors’ clubs operated by the U.K. Credit Parties including, without limitation, the Lilliput Land, Cherished Teddies, Border Fine Arts and Beatrix Potter collectors’ clubs, and (iii) walk-in customers from the retail operations operated by the U.K. Credit Parties.

“U.K. Preferential Indebtedness” means Indebtedness of the U.K. Credit Parties which would, pursuant to the provision of any law relating to liquidation, bankruptcy, insolvency or creditors’ rights generally, be paid in priority or preference to other Indebtedness in a winding up, dissolution, administration, insolvency or other similar process of law in any jurisdiction, and is of the types listed in Schedule 6 to the Insolvency Act 1986 (or any statutory re-enactment or modification thereof pursuant to which the payment of certain obligations of a Person are given statutory preference over the payment of other such obligations). For the avoidance of doubt, U.K. Preferential Indebtedness shall include (subject to any statutory modification) (and with all references herein being as set forth in Schedule 6 to the Insolvency Act of 1986) the sum of (a) any sum which is owed by the U.K. Credit Parties and is a sum to which Schedule 4 to the Pension Schemes Act 1993 applies; plus (b) so much of any amount which (i) is owed by the U.K. Credit Parties to a person who is or has been an employee of the U.K. Credit Parties and (ii) is payable by way of remuneration in respect of the whole or any part of the period of the immediately preceding four months from the date of determination, as does not exceed so much as may be prescribed by order made by the Secretary of State; plus (c) an amount owed by way of accrued holiday remuneration, in respect of any period of employment before the date of determination, to a person whose employment by the U.K. Credit Parties has been terminated, whether before, on or after that date; plus (d) so much of any sum owed in respect of money advanced for the purpose as has been applied for the payment of a debt which, if it had not been paid, would have been a debt falling within paragraphs (b) or (c) hereof; plus (e) so much of any amount which is ordered (whether before or after the date of determination) to be paid by the U.K. Credit Parties under the Reserve Forces (Safeguard of Employment) Act 1985, as does not exceed such amount as may be prescribed by order made by the Secretary of State, plus (f) £600,000. For purposes of determining whether a sum is payable by the U.K. Credit Parties to a person by way of remuneration for subparagraphs (b) — (e) hereof, the interpretation of “Category 5” shall govern.

(b) The definition of “Eligible Inventory” in ARTICLE I is amended as follows:

(1) The introductory clause thereof is amended and restated in its entirety to read as follows:

“Eligible Inventory” means Inventory consisting of finished goods (and not raw material or work in process) which was recorded on the books of the Borrower, Gregg, the Canadian Subsidiary or the U.K. Credit Parties in the ordinary course of the business operations of the Borrower, Gregg, the Canadian Subsidiary or the U.K. Credit Parties, which Inventory satisfies each of the following requirements:

(2) The first two lines of clause (iii) thereof up to but not including the reference to “(A)” are amended and restated in their entirety to read as follows:

(iii) it has been physically received by whichever of the Borrower, Gregg, the Canadian Subsidiary or the U.K. Credit Parties is the owner thereof in the country in which the Borrower, Gregg, the Canadian Subisidary or the U.K. Credit Parties, as applicable, has its principal office, is not in transit, and is located at

(3) The references to “Borrower” in clauses A-D of clause (iii) thereof and in clauses (iv), (v) and (vi) thereof shall be deemed to include the U.K. Credit Parties.

(4) The following is added to the end of clause (iii)(B) thereof:

and further provided that this clause (B) shall not apply with respect to the facilities located in the United Kingdom,

(c) The following sentence is added to the end of Section 2.1:

Notwithstanding the foregoing, each Lender shall, subject to Borrowing Capacity, make Loans in excess of its Commitment with respect to Loans (i.e. its Commitment excluding Letters of Credit and Bankers’ Acceptances) in an aggregate Dollar Amount not to exceed at any one time outstanding the amount of its Commitment with respect to Letters of Credit and Bankers’ Acceptances based upon availability under the L/C and B/A Facility Limit in an amount sufficient to cover, Dollar for Dollar, the amount of any such Loans in excess of its Commitment with respect to Loans. Availability under the L/C and B/A Facility Limit shall be reduced, Dollar for Dollar, in an amount equal to any such Loans made by the Lenders in excess of the Aggregate Commitment with respect to Loans.

(d) Section 2.1.B is deleted in its entirety and replaced with the following:

2.1.B Letter of Credit/Bankers’ Acceptance Facility. From and including the date of this Agreement and prior to the Facility Termination Date, the Issuing Bank agrees, on the terms and conditions set forth in this Agreement, to (i) issue Letters of Credit, subject to the L/C and B/A Facility Limit, with Letter of Credit expiration dates of not more than 90 days beyond the Facility Termination Date, and (ii) permit Bankers’ Acceptances, subject to the L/C and BA Facility Limit, with expiration dates of not more than 90 days beyond the Facility Termination Date, and with any such Bankers’ Acceptances obtained in connection with Letters of Credit issued hereunder having expiration dates of not more than 150 days beyond the Facility Termination Date (the “L/C and B/A Facility”). “L/C and B/A Facility Limit” means the obligation of the Issuing Bank pursuant to this Section 2.1.B and subject to Borrowing Capacity (dollar for dollar based upon the aggregate stated amount of all such Letter of Credit and Bankers’ Acceptances outstanding), to issue Letters of Credit and permit Bankers’ Acceptances up to an aggregate stated amount of all such Letters of Credit and Bankers’ Acceptances outstanding at any given time of $7,000,000, minus the aggregate outstanding amount of any Loan or Loans made by the Lenders in excess of the Aggregate Commitment with respect to Loans based upon availability under the L/C and B/A Facility Limit; provided, that no Letter of Credit or Bankers’ Acceptance may be requested hereunder if, after giving effect to the issuance of such Letter of Credit or Bankers’ Acceptance, the aggregate amount of Loans, Letters of Credit and Bankers’ Acceptances would exceed the Borrowing Capacity.

(e) Section 6.12.3 is amended and restated in its entirety to read as follows:

6.12.3 Minimum EBITDA. The Borrower and its Subsidiaries shall have consolidated EBITDA for the period commencing on January 1, 2005 and ending on the last day of each of the following months that is not less than (i.e. shall not be negative by more than) the following amounts: ($30,050,000) through July 31, 2005; ($31,375,000) through August 31, 2005; ($31,175,000) through September 30, 2005; ($31,975,000) through October 31, 2005; ($34,200,000) through November 30, 2005; and ($39,600,000) through December 31, 2005.

(f) Section 6.12.7 is amended and restated in its entirety to read as follows:

6.12.7 Capital Expenditures. During the period commencing on January 1, 2005 and ending on the last day of each of the following months, the Borrower and its Subsidiaries shall not make cumulative capital expenditures (including Capitalized Lease Obligations incurred during such period, whether or not payable in such period) of more than the following amounts in the aggregate: $2,500,000 through July 31, 2005; $2,900,000 through August 31, 2005; $3,000,000 through September 30, 2005; $3,300,000 through October 31, 2005; $3,500,000 through November 30, 2005; and $3,500,000 through December 31, 2005.

(g) The second sentence of Section 6.24 is amended and restated in its entirety to read as follows:

The Borrower shall continue to retain such consultant, or another consultant reasonably acceptable to the Agent, at all times until the Obligations have been paid in full in cash, and the Borrower shall cause such consultant to provide to the Agent copies of any final written reports to the Borrower with respect to the analysis and advice of such consultant with respect to the Borrower and its Subsidiaries, subject to the right of the Borrower to withhold such documents or portions thereof as may be necessary, in the reasonable judgment of the Borrower upon advice of its counsel, to preserve any applicable attorney-client or comparable privileges.

(h) Clause (2) of the penultimate paragraph of Section 6.25 is amended and restated in its entirety to read as follows:

(2) so long as no Event of Default shall have occurred and be continuing (or, if an Event of Default has occurred and is continuing, so long as the Agent has not given notice to the Borrower that payroll accounts must be moved), maintain local bank accounts not subject to the Agent’s control so long as the aggregate amount of funds on deposit in such local bank accounts together with the aggregate amount deposited in all other local bank accounts of the Credit Parties maintained in any country do not in the aggregate exceed $4,000,000 at any one time,

(i) The word “and” immediately preceding clause (3) of the penultimate paragraph of Section 6.25 is deleted and the following is added after such clause (3) before the period:

, and (4) maintain an account at HSBC Canada solely to cash collateralize Letters of Credit issued by HSBC Canada prior to the Eighth Amendment Date so long as the amount of funds on deposit therein does not exceed $1,000,000

(j) The following Sections 6.26, 6.27, 6.28, 6.29 and 6.30 are added after Section 6.25:

6.26 Refinancing Efforts. The Borrower will at all times diligently seek to obtain replacement financing the proceeds of which would be used to repay the Obligations in full. Promptly upon the Agent’s request from time to time, the Borrower shall deliver to the Agent a written report describing in reasonable detail the status of such efforts and all material actions taken in pursuit of such refinancing since the last such report was delivered to the Agent.

6.27 Hong Kong Subsidiary Guarantee and Debenture. The Borrower shall cause the Hong Kong Subsidiary to become a Guarantor and a Credit Party hereunder on the Ninth Amendment Date, and the Hong Kong Subsidiary shall execute and deliver to the Agent, for the benefit of the Agent and the Lenders, at the time set forth above in this paragraph, the Guarantee and Debenture described in the Ninth Amendment to this Agreement and other documents, and take all such actions, as may be required by the Agent in connection therewith.

6.28 Collection of Proceeds of Hong Kong Subsidiary’s Accounts Receivable. Within twenty-one (21) days of the Ninth Amendment Date, (i) the Borrower shall cause the Hong Kong Subsidiary to establish accounts (each a “Hong Kong Controlled Account”) with the Cash Management Banks and/or such other financial institutions as shall be acceptable to the Agent, into which the Hong Kong Subsidiary will immediately deposit all payments made for inventory or services sold or rendered by the Hong Kong Subsidiary and received by the Hong Kong Subsidiary in the identical form in which such payments were made, whether by cash or check, (ii) the Hong Kong Subsidiary shall direct all account debtors and other obligors which pay the Hong Kong Subsidiary by directly depositing such payments into a bank account of the Hong Kong Subsidiary to deposit such payments into a Hong Kong Controlled Account at a Cash Management Bank or such other financial institution as shall be acceptable to the Agent, (iii) the Hong Kong Subsidiary shall cause each financial institution with which a Hong Kong Controlled Account has been established to enter into a Hong Kong Control Agreement confirming that the amounts on deposit in such Hong Kong Controlled Account are the property of and are under the control of the Agent, and that such financial institution has no right to setoff (other than for customary fees charged with respect to the deposit account, chargebacks in respect of provisional funds deposited into the deposit account, and customary indemnification expenses incurred with respect to the deposit account) against such Hong Kong Controlled Account or against any other account maintained by such financial institution into which the contents of such Hong Kong Controlled Account are transferred. On and after the Ninth Amendment Date, the Borrower shall cause the Hong Kong Subsidiary to take all actions as may be reasonably requested by the Agent to cause the Agent’s lien on each Hong Kong Controlled Account to be a fixed charge. If the Hong Kong Subsidiary receives any monies, checks, notes, drafts or other payments relating to or as proceeds of accounts receivable or other Collateral (including without limitation payments received from letters of credit supporting accounts receivable), the Hong Kong Subsidiary shall receive and hold such items in trust for, and as the sole and exclusive property of, the Agent and, immediately upon receipt thereof, remit the same (or cause the same to be remitted) in hand to a Hong Kong Controlled Account (when established); provided that the Hong Kong Subsidiary shall be permitted to (1) so long as no Event of Default shall have occurred and be continuing (or, if an Event of Default has occurred and is continuing, so long as the Agent has not given notice to the Borrower that payroll accounts must be moved), maintain payroll accounts not subject to the Agent’s control so long as the aggregate amount of funds on deposit in all such payroll accounts does not materially exceed the estimated payroll for the next payroll period of the Hong Kong Subsidiary, (2) so long as no Event of Default shall have occurred and be continuing (or, if an Event of Default has occurred and is continuing, so long as the Agent has not given notice to the Borrower that payroll accounts must be moved), maintain local bank accounts not subject to the Agent’s control so long as the aggregate amount of funds on deposit in such local bank accounts together with the aggregate amount deposited in all other local bank accounts of the Credit Parties maintained in any country do not in the aggregate exceed $4,000,000 at any one time, and (3) maintain a disbursement account solely to receive and hold funds from any Hong Kong Controlled Account.

Except as permitted by the preceding proviso, the Hong Kong Subsidiary shall take all actions necessary to maintain, preserve and protect the rights and interests of the Agent with respect to all cash deposits of the Hong Kong Subsidiary and all other proceeds of Collateral and shall not, without the Agent’s prior written consent, open (or maintain at any time) any deposit or other bank account that is not an established dominion account or other Hong Kong Controlled Account under the Agent’s control, or instruct any account debtor to make payment to any account other than to an established dominion account or other Hong Kong Controlled Account under the Agent’s control.

From and after the date that is thirty (30) days after the Ninth Amendment Date, the Hong Kong Subsidiary will not permit account debtors located in Hong Kong to deposit payments into a Hong Kong Controlled Account at any bank other than a Cash Management Bank (and at the end of each Business Day during such thirty (30) day period all funds in any Hong Kong Controlled Account at any bank other than a Cash Management Bank shall be wired to a Hong Kong Controlled Account and all checks and drafts received by the Hong Kong Subsidiary from account debtors shall be deposited directly into a Hong Kong Controlled Account of a Cash Management Bank). At no time after the date thirty (30) days after the Ninth Amendment Date shall the Credit Parties have a bank account open in Hong Kong at any bank other than a Cash Management Bank (or such other financial institution as shall be acceptable to the Agent). All payments by the Borrower or any other Credit Party to the Hong Kong Subsidiary, including loan payments, shall be made by the Borrower or such other Credit Party directly into a Hong Kong Controlled Account.

6.29 U.K. Credit Parties’ Deeds of Guarantee and Indemnity and Debentures. The Borrower shall cause the U.K. Credit Parties to become Guarantors and Credit Parties hereunder on the Ninth Amendment Date, and the U.K. Credit Parties shall execute and deliver to the Agent, for the benefit of the Agent and the Lenders, at the time set forth above in this paragraph, the Deeds of Guarantee and Indemnity and the Debentures described in the Ninth Amendment to this Agreement and other documents, and take all such actions, as may be required by the Agent in connection therewith.

6.30 Collection of Proceeds of U.K. Credit Parties’ Accounts Receivable. Within twenty-one (21) days of the Ninth Amendment Date, (i) the Borrower shall cause the U.K. Credit Parties to establish accounts (each a “U.K. Controlled Account”) with the Cash Management Banks and/or such other financial institutions as shall be acceptable to the Agent, into which the U.K. Credit Parties will immediately deposit all payments made for inventory or services sold or rendered by the U.K. Credit Parties and received by the U.K. Credit Parties in the identical form in which such payments were made, whether by cash or check, except for payments received outside of the United Kingdom by the U.K. Credit Parties from the U.K. Exception Customers, (ii) except for account debtors located outside of the United Kingdom that pay directly into an account of any such U.K. Credit Party located outside of England, the U.K. Credit Parties shall direct all account debtors and other obligors which pay a U.K. Credit Party by directly depositing such payments into a bank account of a U.K. Credit Party to deposit such payments into a U.K. Controlled Account at a Cash Management Bank or such other financial institution as shall be acceptable to the Agent (including, with respect to Collectors Club accounts, Barclays Bank), (iii) the U.K. Credit Parties shall cause each financial institution with which a U.K. Controlled Account has been established to enter into a U.K. Control Agreement confirming that the amounts on deposit in such U.K. Controlled Account are the property of and are under the control of the Agent, and that such financial institution has no right to setoff (other than for customary fees charged with respect to the deposit account, chargebacks in respect of provisional funds deposited into the deposit account, and customary indemnification expenses incurred with respect to the deposit account) against such U.K. Controlled Account or against any other account maintained by such financial institution into which the contents of such U.K. Controlled Account are transferred. On and after the Ninth Amendment Date, the Borrower shall cause the U.K. Credit Parties to take all actions as may be reaonsably requested by the Agent to cause the Agent’s lien on each U.K. Controlled Account to be a fixed charge. If the U.K. Credit Parties receive any monies, checks, notes, drafts or other payments relating to or as proceeds of accounts receivable or other Collateral, the U.K. Credit Parties shall receive and hold such items in trust for, and as the sole and exclusive property of, the Agent and, immediately upon receipt thereof, remit the same (or cause the same to be remitted) in hand to a U.K. Controlled Account (when established); provided that each of the U.K. Credit Parties shall be permitted to (1) so long as no Event of Default shall have occurred and be continuing (or, if an Event of Default has occurred and is continuing, so long as the Agent has not given notice to the Borrower that payroll accounts must be moved), maintain payroll accounts not subject to the Agent’s control so long as the aggregate amount of funds on deposit in all such payroll accounts does not materially exceed the estimated payroll for the next payroll period of such U.K. Credit Party, (2) so long as no Event of Default shall have occurred and be continuing (or, if an Event of Default has occurred and is continuing, so long as the Agent has not given notice to the Borrower that payroll accounts must be moved), maintain local bank accounts not subject to the Agent’s control so long as the aggregate amount of funds on deposit in such local bank accounts together with the aggregate amount deposited in all other local bank accounts of the Credit Parties maintained in any country do not in the aggregate exceed $4,000,000 at any one time, provided that the U.K. Credit Parties shall at all times be required to comply with the first sentence of the last paragraph of this Section 6.30, (3) maintain disbursement accounts solely to receive and hold funds from any U.K. Controlled Account, and (4) for so long as that certain letter of credit issued by Barclays Bank as of the Ninth Amendment Date remains outstanding, maintain an account at Barclays Bank so long as the amount of funds on deposit in such bank account does not exceed $1,000,000 at any one time.

Except as permitted by the preceding proviso, the U.K. Credit Parties shall take all actions necessary to maintain, preserve and protect the rights and interests of the Agent with respect to all cash deposits of the U.K. Credit Parties and all other proceeds of Collateral and shall not, without the Agent’s prior written consent, open (or maintain at any time) any deposit or other bank account that is not an established dominion account or other U.K. Controlled Account under the Agent’s control, or instruct any account debtor to make payment to any account other than to an established dominion account or other U.K. Controlled Account under the Agent’s control (except for account debtors of the U.K. Credit Parties located outside of the United Kingdom that pay directly into an account of any such U.K. Credit Party located outside of England).

From and after the date that is thirty (30) days after the Ninth Amendment Date, the U.K. Credit Parties will not permit account debtors located in the United Kingdom (other than collectors in the collectors’ clubs operated by the U.K. Credit Parties) to deposit payments into a U.K. Controlled Account at any bank other than a Cash Management Bank (and at the end of each Business Day during such thirty (30) day period all funds in any U.K. Controlled Account at any bank other than a Cash Management Bank shall be wired to a U.K. Controlled Account at a Cash Management Bank and all checks and drafts received by the U.K. Credit Parties from account debtors shall be deposited directly into a U.K. Controlled Account at a Cash Management Bank). At no time after the date thirty (30) days after the Ninth Amendment Date shall the Credit Parties have a bank account open in England at any bank other than a Cash Management Bank (or such other financial institution as shall be acceptable to the Agent (including, with respect to Collectors Club accounts and walk-in customers at the retail operations operated by the U.K. Credit Parties, Barclays Bank)). All payments by the Borrower or any other Credit Party to any U.K. Credit Party, including loan payments, shall be made by the Borrower or such other Credit Party directly into a U.K. Controlled Account of such U.K. Credit Party.

(k) The form of Exhibit C-1 (Borrowing Base Certificate) is deleted in its entirety and is replaced with the form of Exhibit C-1 (Borrowing Base Certificate) attached to this Amendment as Exhibit A.

2. The amendments set forth in Section 1 hereof shall become effective as of the date that the following conditions shall have been satisfied (the date that such amendments take effect being the “Amendment Effective Date”), provided, however, that the amendments set forth in Section 1 hereof shall not take effect unless such conditions have been satisfied on or before August 31, 2005 (i.e. not later than midnight, New York time, on August 31, 2005).

(a) The Lenders shall have executed this Amendment and shall have received a copy of this Amendment duly executed by the Borrower, the Borrowing Subsidiaries and the Guarantors. The Agent shall have received amended and restated promissory notes in favor of the Lenders duly executed by the Borrower and in form and substance satisfactory to the Agent.

(b) The Hong Kong Subsidiary shall have executed such documents and taken such actions as are required to be taken on the Ninth Amendment Date by Section 6.27 of the Credit Agreement (as added to the Credit Agreement by this Amendment), including without limitation, the execution by the Hong Kong Subsidiary of a Guarantee and Debenture in the form attached hereto as Exhibit B.

(c) The U.K. Credit Parties shall have executed such documents and taken such actions as are required to be taken on the Ninth Amendment Date by Section 6.29 of the Credit Agreement (as added to the Credit Agreement by this Amendment), including without limitation, the execution by the U.K. Credit Parties of a Deeds of Guarantee and Indemnity and the Debentures in the form attached hereto as Exhibit C.

(d) The Agent shall have received a favorable written opinion (addressed to the Agent and dated the Ninth Amendment Date) of special counsel to the Hong Kong Subsidiary and the Agent, which shall cover such matters relating to the Hong Kong Subsidiary, this Amendment, the Collateral granted by the Hong Kong Subsidiary, and the transactions contemplated hereby in respect of the Hong Kong Subsidiary, as the Agent may reasonably request.

(e) The Agent shall have received a favorable written opinion (addressed to the Agent and dated the Ninth Amendment Date) of special counsel to the U.K. Credit Parties and the Agent, which shall cover such matters relating to the U.K. Credit Parties, this Amendment, the Collateral granted by the U.K. Credit Parties, and the transactions contemplated hereby in respect of the U.K. Credit Parties, as the Agent may reasonably request.

(f) The Borrower shall have paid to all counsel for the Agent the amount of their reasonable fees and disbursements owed to such counsel in connection with the Credit Agreement, this Amendment and matters related hereto and thereto, and the Borrower shall have paid the fees and disbursements owed to any consultants retained by the Agent in connection with the Credit Agreement and the Loans.

3. Except as amended, modified or supplemented by this Amendment, all of the terms, conditions, covenants, provisions, representations, warranties and conditions of the Credit Agreement shall remain in full force and effect and are hereby acknowledged, ratified, confirmed and continued as if fully restated hereby.

4. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof or contained in the Credit Agreement.

5. It is the intention of the parties hereto that this Amendment shall not constitute a novation and shall in no way adversely affect or impair performance of the obligations of the Borrower, the Borrowing Subsidiaries or the Guarantors under the Credit Agreement and the other Loan Documents.

6. Regardless of whether the conditions in Section 2 hereof are satisfied and whether or not the amendments in Section 1 take effect, each of the Borrower, the Borrowing Subsidiaries and the Guarantors hereby confirms and ratifies the Obligations incurred by it under the Credit Agreement and the other Loan Documents, and acknowledges that, as of the date hereof, neither the Borrower, the Borrowing Subsidiaries nor any of the Guarantors has any defense, offset, counterclaim, or right of recoupment against the Agent or any Lender with respect to any of such Obligations or any other matter.

7. This Amendment is to be governed and construed in accordance with the laws of the Commonwealth of Massachusetts (without regard to it conflict of laws or choice of law principles).

8. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties thereto may execute this Agreement by signing any such counterpart. This Amendment shall be effective when it has been executed by the Borrower, each of the Borrowing Subsidiaries, the Guarantors, the Agent and the each of the Lenders.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the foregoing has been executed as an instrument under seal as of the date first above written.

ENESCO GROUP, INC.

By: /s/ Cynthia Passmore-McLaughlin

Name: Title:	Cynthia Passmore-McLaughlin President and Chief Executive Officer

By: /s/ Charles E. Sanders
Name: Charles E. Sanders
Title: Treasurer

BANK OF AMERICA, N.A., as Agent and as

lender

By: /s/ C. Christopher Smith

Name: Title:	C. Christopher Smith Sr. Vice President

LASALLE BANK NATIONAL

ASSOCIATION

By: /s/ J. Eric Bergren

Name: Title:	J. Eric Bergren First Vice President

N.C. CAMERON & SONS LIMITED

By: /s/ Charles E. Sanders

Name: Title:	Charles E. Sanders Treasurer

ENESCO INTERNATIONAL
(H.K.) LIMITED
By: /s/ Charles E. Sanders
Name: Charles E. Sanders
Title: Director

GREGG MANUFACTURING, INC.

By: /s/ Charles E. Sanders

Name: Title:	Charles E. Sanders Treasurer and Chief Financial Officer

ENESCO INTERNATIONAL LTD.

By: /s/ Charles E. Sanders

Name: Title:	Charles E. Sanders Treasurer

ENESCO HOLDINGS LIMITED

By: /s/ Charles E. Sanders

Name: Title:	Charles E. Sanders Director

ENESCO LIMITED

By: /s/ Charles E. Sanders

Name: Title:	Charles E. Sanders Director

BILSTON & BATTERSEA ENAMELS PLC

By: /s/ Lawrence Jennings

Name: Title:	Lawrence Jennings Director